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                                                                    Exhibit 99.1

[CHARTER COMMUNICATIONS LOGO]                    NEWS

FOR RELEASE:  JUNE 20, 2002


                 CHARTER COMMUNICATIONS EXTENDS EXCHANGE OFFER
               FOR $900 MILLION SENIOR AND SENIOR DISCOUNT NOTES

                    Exchange offer extended to June 25, 2002

      ST. LOUIS - Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation, subsidiaries of Charter Communications, Inc. (Nasdaq: CHTR), today announced the second extension of their offer (the "Exchange Offer") to exchange their outstanding $350 million of 9.625% Senior Notes due 2009, $300 million of 10.000% Senior Notes due 2011 and $263 million of 12.125% Senior Discount Notes due 2012 with a principal at maturity of $450 million (collectively, the "Old Notes") for $350 million of 9.625% Senior Notes due 2009, $300 million of 10.000% Senior Notes due 2011 and $263 million of 12.125% Senior Discount Notes due 2012 with a principal at maturity of $450 million (collectively, the "New Notes").

      The Exchange Offer was scheduled to expire at 5:00 p.m. Eastern Time, on June 20, 2002. As of today, approximately $345 million in aggregate principal amount of 9.625% Senior Notes due 2009, $297 million in aggregate principal of 10.000% Senior Notes due 2011, and $445 million in aggregate principal at maturity of 12.125% Senior Discount Notes due 2012 have been confirmed as tendered in exchange for a like principal amount of New Notes.

      The new expiration date for the Exchange Offer is 5:00 p.m. Eastern Time, on June 25, 2002.

        The New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Old Notes were sold to qualified institutional buyers in reliance on Rule 144A of the Securities Act on January 14, 2002. The Old Notes were not registered under the Securities Act and may not be offered or sold in the United States except pursuant to an


                                     -more-
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CHARTER, PAGE 2

exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Old Notes or the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT CHARTER

      Charter Communications, A Wired World Company(TM), is among the nation's largest broadband communications companies, currently serving more than 6.8 million customers in 40 states. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform marketed under the Charter Digital Cable(R) brand and high-speed Internet access via Charter Pipeline(R). Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under the Charter Media brand. A Fortune 500 and Nasdaq 100 Company, Charter was the 2001 recipient of the Outstanding Corporate Growth Award from the Association for Corporate Growth, the 2001 R.E. "Ted" Turner Innovator of the Year Award from the Southern Cable Telecommunications Association, and the 2001 Fast 50 Award for Growth from the St. Louis Regional Chamber and Growth Association. More information about Charter can be found at www.charter.com.



                                      # # #

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission.


CONTACTS:
MEDIA                               ANALYST

Andy Morgan, 314-543-2217           Mary Jo Moehle, 314-543-2397
amorgan@chartercom.com              mmoehle@chartercom.com